Exhibit 99

    News Release

Contact
Bev Fleming, Investor Relations (312) 444-7811	or	Doug Holt, Media Contact (312) 557-1571

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER

NET INCOME OF $200.3 MILLION, EARNINGS PER COMMON SHARE OF $.82.

– 2009 Full Year Reported Earnings Were a Record $864.2 Million –

– Reports 2009 Double Digit Growth in Assets Under Custody and Assets Under Management –

(Chicago, January 20, 2010) Northern Trust Corporation today reported fourth quarter net income per common share of $.82 compared with net income per common share of $1.47 reported in the fourth quarter of 2008. Net income was $200.3 million compared with net income of $342.3 million in the prior year quarter.

For the full year, Northern Trust reported net income per common share of $3.16, a decrease of 9% from the prior year’s record $3.47 per common share. Earnings per share were reduced by $.47 in the current year and by $.05 in the prior year from preferred stock dividends and discount accretion due to Northern Trust’s participation in the U.S. Department of the Treasury’s (U.S. Treasury) Capital Purchase Program (CPP). Net income for 2009 increased 9% to a record $864.2 million, from $794.8 million reported in the prior year. Operating earnings for the current year, which exclude a $17.8 million pre-tax benefit relating to a reduction of a Visa indemnification liability, totaled $853.0 million, an increase of 33% from prior year operating earnings of $641.3 million, which excluded $244.0 million of pre-tax benefits recorded in connection with Visa’s 2008 initial public offering and the reduction of a Visa indemnification related liability. Prior year results were also negatively impacted by $536.3 million of client support related pre-tax charges.

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Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Despite difficult business conditions, we achieved record net income for the full year and continued to generate significant new business from both personal and institutional clients. Client assets grew at a double-digit rate, with assets under custody increasing 22% over last year to $3.7 trillion and assets under management increasing 12% to $627.2 billion. As we enter 2010, Northern Trust’s strong balance sheet and highly focused, client-centric business model places us in an excellent position to grow and to continue to attract new business in our targeted markets.”

The following tables provide reconciliations of operating earnings, a non-GAAP financial measure which excludes Visa related adjustments, to reported earnings prepared in accordance with U.S. generally accepted accounting principles (GAAP). Northern Trust is providing operating earnings in addition to its earnings reported in accordance with GAAP in order to provide a clearer indication of the results and trends in Northern Trust’s core businesses.

	Fourth Quarter 2009		Fourth Quarter 2008
($ In Millions Except Per Share Data)	Amount	Per Share	Amount	Per Share
Reported Earnings	$200.3	$.82	$342.3	$1.47
Visa Indemnification Accrual Reversal (net of tax effects of $11.0 in 2008)	—	—	(19.0)	(.09)
Operating Earnings	$200.3	$.82	$323.3	$1.38

	2009		2008
($ In Millions Except Per Share Data)	Amount	Per Share	Amount	Per Share
Reported Earnings	$864.2	$3.16	$794.8	$3.47
Visa Initial Public Offering (net of $62.3 tax effect in 2008)	—	—	(105.6)	(.47)
Visa Indemnification Accrual Reversal (net of tax effect of $6.6 in 2009 and $28.2 in 2008)	(11.2)	(.05)	(47.9)	(.21)
Operating Earnings	$853.0	$3.11	$641.3	$2.79

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s fourth quarter consolidated revenues totaled $950.2 million, down 17% from last year’s fourth quarter. The current quarter results reflect significantly reduced foreign exchange trading income compared to the record levels in the prior year quarter, as well as decreased net interest income resulting primarily from the ongoing low interest rate environment. Foreign exchange trading income decreased $147.2 million, or 63%, to $87.4 million. Net interest income totaled $244.0 million, a decrease of 30%. Trust, investment and other servicing fees, however, increased 12% from last year to $548.6 million and represented 58% of fourth quarter revenues. Fee-related income in total decreased 12% to $706.2 million and represented 74% of revenues.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased 20% from the year-ago quarter to $328.7 million. The largest component of C&IS fees is custody and fund administration fees, which increased 4% to $155.8 million, reflecting growth in global custody fee revenue. Securities lending fees totaled $90.1 million compared with $44.2 million in the fourth quarter last year. The current quarter increase was due to a recovery of previously recorded unrealized asset valuation losses of approximately $70 million relating to a mark-to-market investment fund used in our securities lending activities. This compares to unrealized asset valuation losses of approximately $44 million recorded in the prior year quarter. Excluding the impact of the above adjustments, securities lending fees decreased approximately $68 million, reflecting significantly lower spreads on the investment of cash collateral and reduced volumes. C&IS revenue from asset management fees in the quarter totaled $64.6 million, up 3%, primarily reflecting new business.

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $219.9 million in the current quarter, an increase of 3% year-over-year compared with $214.3 million in the prior year quarter. The increase in PFS fees primarily reflects higher markets and new business, partially offset by $11.4 million of waived fees in money market funds due to the low level of short-term interest rates.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Assets Under Custody ($ In billions)	December 31, 2009	September 30, 2009	December 31, 2008	% Change 4Q09 / 3Q09	% Change 4Q09 / 4Q08
Corporate & Institutional	$3,325.9	$3,233.0	$2,719.2	3%	22%
Personal	331.1	321.9	288.3	3	15
Total Assets Under Custody	$3,657.0	$3,554.9	$3,007.5	3%	22%

Assets Under Management ($ In billions)	December 31, 2009	September 30, 2009	December 31, 2008	% Change 4Q09 / 3Q09	% Change 4Q09 / 4Q08
Corporate & Institutional	$482.0	$469.0	$426.4	3%	13%
Personal	145.2	141.5	132.4	3	10
Total Assets Under Management	$627.2	$610.5	$558.8	3%	12%

C&IS assets under custody totaled $3.3 trillion, up 22% from a year ago, and included $1.9 trillion of global custody assets, 36% higher than a year ago. C&IS assets under management included $114.5 billion of securities lending related collateral, a 4% increase from the prior year quarter. Excluding securities lending collateral, C&IS assets under management totaled $367.5 billion compared with $316.2 billion in the prior year quarter, a $51.3 billion or 16% increase.

Foreign exchange trading income totaled $87.4 million in the current quarter, compared with $234.6 million in the prior year quarter, a 63% decrease. The current quarter decrease reflects the exceptionally strong, record performance in last year’s fourth quarter, which benefited from significantly higher levels of market volatility. Revenues from security commissions and trading income totaled $15.9 million, down 19% from $19.6 million in the prior year quarter, primarily reflecting decreased revenue from core brokerage.

Other operating income equaled $36.4 million, down $47.7 million or 57%, compared with $84.1 million in the same period last year. The current quarter decrease primarily reflects a $34.5 million decrease in non-trading foreign exchange gains and a $1.5 million net valuation loss recorded on credit default swap contracts used to mitigate credit risk associated with specific commercial credits. This compares to $20.6 million of net valuation gains recorded on credit default swap contracts in the prior year quarter. These decreases were partially offset by growth in commercial loan-related and banking services fee revenue of $8.9 million.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Net investment security losses totaled $2.3 million for the current quarter compared to $44.4 million in the prior year quarter. The current quarter loss includes a $3.4 million pre-tax charge to reflect credit related other-than-temporary-impairment, compared with $44.4 million in the prior year quarter. The current and prior year quarter amounts related primarily to certain residential mortgage backed securities held within Northern Trust’s balance sheet investment securities portfolio.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $244.0 million, down 30% from $348.3 million reported in the prior year quarter, reflecting significant reduction in the net interest margin as a result of the low interest rate environment. The net interest margin was 1.43%, down from 2.00% in the prior year quarter. The decline in the net interest margin and the resulting impact on net interest income is a result of the significant drop in interest rates, which has dramatically reduced the interest rate spread on short-term assets and the value of non-interest related funds. The higher net interest margin in the prior year quarter reflects the benefit of wider interest rate spreads on short-term assets as a result of rate reductions and the uncertain market conditions experienced in the fourth quarter of 2008. Average earning assets of $67.5 billion were 3% lower than a year ago, driven by reductions in loans and money market assets.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

The table below provides information regarding nonperforming assets, the reserve for credit losses, and associated ratios as of December 31, 2009, September 30, 2009, and December 31, 2008.

($ In Millions)	December 31, 2009		September 30, 2009		December 31, 2008
Nonperforming Assets
Nonperforming Loans	$278.5		$292.3		$96.7
Other Real Estate Owned	29.6		9.2		3.5
Total Nonperforming Assets	308.1		301.5		100.2

Reserve for Credit Losses
Reserve for Credit Losses Assigned to:
Loans and Leases	309.2		307.8		229.1
Unfunded Loan Commitments and Standby Letters of Credit	31.4		25.2		22.0
Total Reserve for Credit Losses	$340.6		$333.0		$251.1

Ratios
Reserve for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.11%		1.09%		.75%
Nonperforming Loans to Total Loans and Leases	1.00%		1.04%		.31%
Assigned Reserves to Nonperforming Loans Coverage	1.1	x	1.1	x	2.4	x

The provision for credit losses was $40.0 million in the current quarter and net charge-offs totaled $32.3 million. A $60.0 million provision was recorded in the prior year fourth quarter and net charge-offs totaled $15.8 million.

Noninterest expenses on an operating basis, which excludes the prior year quarter’s $30.0 million Visa related benefit, totaled $621.3 million for the current quarter, up 6% from $585.2 million in the year-ago quarter.

Compensation and employee benefit expenses totaled $324.7 million, down $36.9 million or 10% compared with the prior year quarter. The current year quarter reflects a reduction in performance-based compensation expense and salaries, partially offset by an increase in cash based incentives and benefit expense. The prior year quarter included a $17.0 million charge in connection with initiatives to reduce staff expense levels. Staff on a full-time equivalent basis at December 31, 2009 totaled 12,400, up 2% from a year ago.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Expenses associated with outside services totaled $118.0 million, up $10.8 million or 10% from $107.2 million last year. The current quarter increase primarily reflects higher expenses for investment manager sub-advisory and technical services.

Equipment and software expense, comprised of depreciation and amortization, rental, and maintenance costs, totaled $72.6 million, up 5% from $69.4 million in the prior year quarter. The increase resulted primarily from higher computer software expense. Net occupancy expense totaled $43.3 million, essentially unchanged from $43.2 million in the prior year quarter.

Other operating expenses totaled $62.7 million, up from $3.8 million in the prior year quarter. The prior year quarter included a $25.4 million reduction of accruals established in connection with the purchase of certain illiquid auction rate securities from Northern Trust clients, and a $20.1 million currency translation related benefit associated with Lehman Brothers bankruptcy matters. Excluding the above items, current expense increased by $13.4 million. The current quarter includes $12.1 million of expense incurred in connection with the final support payments and expiration of Capital Support Agreements (CSAs) with certain Northern Trust investment vehicles, which compares to a $9.7 million expense reduction in the prior year quarter associated with a valuation adjustment of the CSA liability. The current year quarter also includes an expense increase of $4.3 million relating to increased Federal Deposit Insurance Corporation (FDIC) premiums. These current year quarter expense increases were partially offset by lower charges associated with account servicing activities.

Income tax expense of $78.8 million was recorded in the current quarter and resulted in an effective tax rate of 28.2%. The prior year quarter provision for income taxes was $180.0 million, representing an effective tax rate of 34.5%. The effective rate for the current year quarter resulted primarily from a higher proportion of income being generated in jurisdictions with lower tax rates than the U.S. and the favorable resolution of certain state tax matters.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER

Net income per common share of $.82 was reported in the fourth quarter compared to $.77 per common share in the third quarter of 2009. The current quarter’s net income of $200.3 million compares to $187.9 million in the prior quarter. Operating earnings for the third quarter were $176.7 million, or $.72 per common share, and exclude the $17.8 million pre-tax benefit from the reduction of an indemnification liability related to Visa.

($ In Millions Except Per Share Data)	Fourth Quarter 2009		Third Quarter 2009
	Amount	Per Share	Amount	Per Share
Reported Earnings	$200.3	$.82	$187.9	$.77
Visa Indemnification Accrual Reversal (net of tax effect of $6.6 in the prior quarter)	—	—	(11.2)	(.05)
Operating Earnings	$200.3	$.82	$176.7	$.72

Northern Trust is providing operating earnings, a non-GAAP financial measure, in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide investors and others with a clearer indication of the results and trends in Northern Trust’s core businesses, absent Visa adjustments.

Consolidated revenues increased 2%, or $22.6 million, to $950.2 million from the third quarter of 2009. Trust, investment and other servicing fees increased $25.5 million or 5% in the fourth quarter, with C&IS fees increasing $18.5 million or 6% and PFS fees increasing $7.0 million or 3%. The increase in C&IS fees primarily reflects higher securities lending as well as increased revenue from custody, fund administration and asset management. Securities lending revenues totaled $90.1 million in the current quarter compared with $82.0 million in the third quarter. The current quarter increase was mainly due to a recovery of previously recorded unrealized asset valuation losses of approximately $70 million relating to a mark-to-market investment fund used in our securities lending activities. The third quarter included the recovery of unrealized asset valuation losses of approximately $57 million. Excluding the impact of the above adjustments, the current quarter securities lending fees decreased approximately $5 million, reflecting lower spreads on the investment of cash collateral.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

The increase in PFS fees primarily reflects improved market valuations and new business, partially offset by a $3.3 million increase in waived fees in money market funds. Money market fund fees waived in the current quarter due to the low level of short-term interest rates totaled $11.4 million compared to $8.1 million in the prior quarter.

Foreign exchange trading income decreased $5.5 million or 6%, reflecting lower currency volatility and client volumes. Net interest income in the current quarter decreased $4.2 million or 2% and totaled $244.0 million, compared with $248.2 million in the third quarter. The current quarter net interest margin was 1.43%, down from 1.54% in the third quarter, reflecting the continued impact of the low interest rate environment.

Other operating income was $36.4 million for the current quarter, compared with $35.1 million in the prior quarter. The current quarter reflects higher non-trading foreign exchange gains.

Net investment security losses totaled $2.3 million for the current quarter compared to $4.0 million in the prior quarter. The current quarter loss includes a $3.4 million pre-tax charge to reflect credit related other-than-temporary-impairment, compared with $5.3 million in the prior quarter. The current and prior quarter amounts related primarily to certain residential mortgage backed securities held within Northern Trust’s balance sheet investment securities portfolio.

The provision for credit losses totaled $40.0 million in the current quarter compared with $60.0 million in the third quarter of 2009.

On an operating basis, which excludes the $17.8 million Visa benefit in the prior quarter, noninterest expense totaled $621.3 million in the fourth quarter, an increase of $4.3 million or 1% from the third quarter’s $617.0 million.

Compensation and employee benefits decreased $18.5 million or 5% to $324.7 million from the third quarter. The current quarter decrease is driven primarily by reductions of performance-based compensation and benefits.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

Outside services totaled $118.0 million, up 9% compared to $108.7 million in the third quarter of 2009, reflecting increased costs for technical services, consulting fees and higher investment manager sub-advisor expenses.

The remaining noninterest expense categories on an operating basis totaled $178.6 million, an increase of $13.5 million from $165.1 million in the third quarter. The current quarter includes the $12.1 million of expense associated with the expiration of the CSAs, higher software expenses and business promotion, offset by reductions in charges related to account servicing activities.

Total income tax expense was $78.8 million for the current quarter, representing an effective rate of 28.2%. This compares to the third quarter income tax expense of $70.6 million which represented an effective tax rate of 27.3%. The effective rate for the current quarter resulted primarily from a higher proportion of income being generated in jurisdictions with lower tax rates than the U.S. and the favorable resolution of certain state tax matters. The effective tax rate in the third quarter reflects a $17.4 million benefit relating to the resolution of certain state and structured leasing tax positions taken in prior periods.

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FULL YEAR PERFORMANCE HIGHLIGHTS

Net income per common share of $3.16 was reported for the year ended December 31, 2009 compared with $3.47 reported in 2008. Earnings per share in the current year were reduced $.47 by preferred stock dividends and discount accretion totaling $111.1 million recognized in connection with Northern Trust’s participation in the U.S. Treasury’s CPP. Net income for the year on a reported basis totaled a record $864.2 million compared with $794.8 million in 2008. Operating earnings for the year, which exclude the third quarter $17.8 million pre-tax benefit ($11.2 million after tax, or $.05 per common share) relating to the reduction of a Visa indemnification liability, totaled $853.0 million, or $3.11 per common share. Operating earnings for the prior year totaled $641.3 million, or $2.79 per common share, and exclude a net pre-tax benefit of $244.0 million ($153.5 million after tax, or $.68 per common share) realized in connection with the March 2008 initial public offering of Visa common stock. The net benefit in the prior year reflects a pre-tax gain of $167.9 million ($105.6 million after tax, or $.47 per common share) on the partial redemption of Northern Trust’s Visa shares in the initial public offering and a pre-tax $76.1 million ($47.9 million after tax, or $.21 per common share) offset to previously established Visa indemnification accruals. The return on average common equity for the current year was 12.73% and the return on average assets was 1.16%.

($ In Millions Except Per Share Data)	2009		2008
	Amount	Per Share	Amount	Per Share
Reported Earnings	$864.2	$3.16	$794.8	$3.47
Visa Initial Public Offering (net of $62.3 tax effect in 2008)	—	—	(105.6)	(.47)
Visa Indemnification Accrual Reversal (net of tax effect of $6.6 in 2009 and $28.2 in 2008)	(11.2)	(.05)	(47.9)	(.21)
Operating Earnings	$853.0	$3.11	$641.3	$2.79

Northern Trust is providing operating earnings, a non-GAAP financial measure, in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide investors and others with a clearer indication of the results and trends in Northern Trust’s core businesses, absent Visa adjustments.

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FULL YEAR PERFORMANCE HIGHLIGHTS (continued)

The prior year’s earnings on an operating basis included client support related charges totaling $536.3 million ($339.4 million after tax, or $1.50 per common share) and non-cash accounting charges associated with certain structured leasing transactions of $38.9 million ($100.2 million after tax, or $.44 per common share).

The current year results include a net expense reduction totaling $109.3 million ($69.2 million after tax or $.29 per common share) in connection with the final support payments and November 2009 expiration of the CSA obligations.

Revenues were $3.83 billion, down 8% from the prior year revenues of $4.16 billion on an operating basis which excludes the prior year $167.9 million pre-tax Visa related gain. Trust, investment and other servicing fees were $2.08 billion for the year, down 2% compared with $2.13 billion last year. Trust, investment and other servicing fees for the current year represented 54% of revenues, and total fee-related income represented 73% of total revenues.

Trust, investment and other servicing fees from C&IS increased 1% to $1.24 billion from $1.23 billion a year ago. Custody and fund administration fees decreased 12% to $583.0 million compared to $661.6 million for the prior year, primarily reflecting lower fund administration and global custody fee revenues. Securities lending fees totaled $336.7 million compared with $221.4 million last year. The current year increase of $115.3 million was mainly due to a recovery of previously recorded unrealized asset valuation losses of approximately $204 million relating to a mark-to-market investment fund used in our securities lending activities. This compares to unrealized asset valuation losses of approximately $213 million in the prior year. Excluding the impact of the above adjustments, securities lending fees decreased approximately $302 million, reflecting significantly lower spreads on the investment of cash collateral and reduced volumes. Revenue from asset management fees decreased 11% from the prior year to $247.1 million, primarily reflecting lower market valuations in the first half of the year.

Trust, investment and other servicing fees from PFS decreased 7% and totaled $847.0 million compared with $909.0 million a year ago. The decrease in PFS fees resulted primarily from lower market valuations in the first half of the current year and $23.9 million of waived fees in money market funds due to the low level of short-term interest rates.

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FULL YEAR PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income decreased 28% or $170.5 million and totaled $445.7 million in 2009 compared with $616.2 million last year. The decrease primarily reflects significantly reduced currency volatility and client volumes from the prior year’s record levels. Revenues from security commissions and trading income were $62.4 million compared with $77.0 million in the prior year.

Other operating income was $136.8 million for the year, compared with $186.9 million last year. The current year decrease of $50.1 million or 27% reflects a $37.5 million decrease in non-trading foreign exchange gains and a $4.6 million net valuation loss recorded on credit default swap contracts used to mitigate credit risk. This compares to $35.4 million of net valuation gains recorded on credit default swap contracts in the prior year. These decreases were partially offset by growth in commercial loan-related commitment fee revenue.

Net investment security losses totaled $23.4 million for the current year and included $26.7 million of pre-tax charges to reflect the credit related other-than-temporary impairment of residential mortgage backed securities. The prior year’s net investment security losses totaled $56.3 million and included $61.3 million of pre-tax charges relating to the other-than-temporary impairment of residential mortgage backed securities.

Net interest income, stated on a fully taxable equivalent basis, totaled $1.04 billion, a decrease of 8% from $1.13 billion reported in the prior year. The current year decline reflects the significant reduction in the net interest margin as a result of the low interest rate environment. The prior year included leasing related adjustments that reduced net interest income by $38.9 million. The net interest margin was 1.56% for the current year, down from the prior year’s 1.76% (1.82% after excluding the impact of the prior period leasing adjustment). The decline in the net interest margin is a result of the significant decline in yields on short-term assets and the diminished value of noninterest-related funding sources resulting from the extended period of low interest rates in 2009. Total average earning assets of $66.7 billion were 4% higher than a year ago, driven by growth in average loans and securities.

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FULL YEAR PERFORMANCE HIGHLIGHTS (continued)

The provision for credit losses was $215.0 million for the year, compared with $115.0 million in 2008, reflecting the impact of the prolonged weakness in the broader economic environment. Net charge-offs totaled $125.8 million in the current year and $23.2 million in the prior year.

Operating noninterest expenses, which exclude Visa related indemnification charge adjustments, totaled $2.33 billion for the year, down $629.4 million or 21% from $2.96 billion a year-ago.

Compensation and employee benefit expenses of $1.34 billion compares to $1.36 billion in the prior year and represents 57% of total operating expenses. The current year decrease includes the impact of lower salaries and performance based compensation, offset by higher cash based incentives, and increases in defined benefit and defined contribution plan expenses. The prior year included a $17.0 million charge in connection with initiatives to reduce staff expense levels.

Expenses associated with outside services totaled $424.5 million, compared to $413.8 million last year, reflecting higher expenses for technical fees and investment manager sub-advisor expenses.

Equipment and software expense, comprised of depreciation and amortization, rental, and maintenance costs, totaled $261.1 million, up 8% from $241.2 million in the prior year. The increase resulted primarily from higher computer software expense. Net occupancy expense totaled $170.8 million, up 3% from $166.1 million in the prior year.

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FULL YEAR PERFORMANCE HIGHLIGHTS (continued)

Other operating expenses totaled $136.3 million for the year, down 83% from $786.3 million in the prior year. The prior year included $536.3 million of client support related charges. The current year decrease, excluding the prior year client support related charges, totaled $113.7 million or 45%. This decrease primarily reflects the current year’s $109.3 million net expense reduction associated with the final support payments and expiration of the CSA obligations. In connection with the CSA expirations on November 6, 2009, final support payments totaling $138.1 million were made to the Northern Trust investment vehicles bringing the total support payments in 2009 to $204.8 million. The current year decrease also reflects reduced business promotion and lower charges related to account servicing activities. The expense reductions were partially offset by a $48.6 million increase in Federal Deposit Insurance Corporation insurance premiums, including a special assessment of $20.2 million in the second quarter.

Total income tax expense was $391.0 million for the year, representing an effective rate of 31.2%. This compares with $480.9 million in income tax expense and an effective rate of 37.7% for 2008. The current year includes $17.0 million of income tax benefits relating to the resolution of certain state and structured leasing tax positions taken in prior periods. The prior year effective tax rate excluding the impact of client support, Visa indemnification, and leasing related charges was 32.8%.

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BALANCE SHEET

Assets averaged $75.0 billion for the current quarter, down 6% from last year’s fourth quarter average of $79.4 billion. Earning assets averaged $67.5 billion, down 3% from the prior year quarter. The decrease in earning assets resulted primarily from a decrease in average money market assets and loans, partially offset by an increase in U.S. government sponsored agency securities and corporate debt.

Residential mortgages averaged $10.8 billion in the quarter, up 5% from the prior year’s fourth quarter, and represented 39% of the total average loan and lease portfolio. Commercial loans averaged $7.1 billion, down 13% from $8.2 billion last year, while personal loans averaged $4.8 billion, up 4% from last year’s fourth quarter. Loans outside the U.S. decreased $1.0 billion on average from the prior year quarter to $739.2 million.

Total stockholders’ equity increased to $6.3 billion at December 31, 2009 and averaged $6.4 billion, up 9% from the prior year’s fourth quarter average of $5.8 billion. The increase in the average reflects the April 2009 issuance of 17,250,000 common shares in connection with a public offering and the retention of earnings. The Corporation repurchased on June 17, 2009 and August 26, 2009, respectively, all of the preferred stock and the related warrant that was issued under the CPP in November 2008.

Northern Trust’s risk-based capital ratios remained strong at December 31, 2009, with the Corporation’s tier 1 capital ratio of 13.6%, total risk-based capital ratio of 16.0%, and leverage ratio of 8.8% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at December 31, 2009 that were above the levels required for classification as a “well capitalized” institution.

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BALANCE SHEET (continued)

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 13.0% at December 31, 2009, up from 12.7% at September 30, 2009 and up from 9.6% at December 31, 2008. The following table provides a reconciliation of tier 1 common equity, which excludes preferred stock, to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ in Millions)	December 31, 2009	September 30, 2009	December 31, 2008
Tier 1 Capital	$6,522.2	$6,379.8	$6,702.8
Preferred Stock	—	—	1,501.3
Floating Rate Capital Securities	268.5	268.4	268.4
Tier 1 Common Equity	$6,253.7	$6,111.4	$4,933.1
Tier 1 Capital Ratio	13.6%	13.3%	13.1%
Tier 1 Common Equity Ratio	13.0%	12.7%	9.6%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that the Corporation and investors use to assess capital adequacy.

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices and valuations, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2008 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 20, 2010. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on January 20, 2010 through 5:00 p.m. CT on January 27, 2010. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION	Page 1

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FOURTH QUARTER
	2009	2008	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$548.6	$488.1	12%
Foreign Exchange Trading Income	87.4	234.6	(63)
Treasury Management Fees	20.2	19.4	4
Security Commissions & Trading Income	15.9	19.6	(19)
Other Operating Income	36.4	84.1	(57)
Investment Security Gains (Losses), net	(2.3)	(44.4)	95

Total Noninterest Income	706.2	801.4	(12)

Interest Income (Taxable Equivalent)	334.1	583.8	(43)
Interest Expense	90.1	235.5	(62)

Net Interest Income (Taxable Equivalent)	244.0	348.3	(30)

Total Revenue (Taxable Equivalent)	950.2	1,149.7	(17)

Noninterest Expenses
Compensation	269.7	310.6	(13)
Employee Benefits	55.0	51.0	8
Outside Services	118.0	107.2	10
Equipment and Software Expense	72.6	69.4	5
Occupancy Expense	43.3	43.2	N/M
Visa Indemnification Charges	—	(30.0)	N/M
Other Operating Expenses	62.7	3.8	1,551

Total Noninterest Expenses	621.3	555.2	12

Provision for Credit Losses	40.0	60.0	(33)
Taxable Equivalent Adjustment	9.8	12.2	(19)

Income before Income Taxes	279.1	522.3	(47)
Provision for Income Taxes	78.8	180.0	(56)

NET INCOME	$200.3	$342.3	(41	) %

Net Income Applicable to Common Stock	$200.3	$330.3	(39	) %

Per Common Share (**)
Net Income
Basic	$0.82	$1.47	(44	) %
Diluted	0.82	1.47	(44)

Average Common Equity	$6,354.4	$5,023.9	26%
Return on Average Common Equity	12.51%	26.15%
Return on Average Assets	1.06%	1.72%

Common Dividend Declared per Share	$0.28	$0.28	—%
Preferred Dividends and Related Adjustments	—	12.0	N/M

Average Common Shares Outstanding (000s)
Basic	241,554	222,941
Diluted	242,023	223,496
Common Shares Outstanding (EOP)	241,680	223,263

(N/M) Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)	Current and prior period per common share amounts reflect Northern Trust’s adoption on January 1, 2009 of the Financial Accounting Standards Board FSP EITF 03-06-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. The adoption reduced the prior year quarter’s calculated basic earnings per common share amount by $0.01.

NORTHERN TRUST CORPORATION	Page 2

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FOURTH	THIRD
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2009	2009	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$548.6	$523.1	5%
Foreign Exchange Trading Income	87.4	92.9	(6)
Treasury Management Fees	20.2	19.4	4
Security Commissions & Trading Income	15.9	12.9	24
Other Operating Income	36.4	35.1	4
Investment Security Gains (Losses), net	(2.3)	(4.0)	44

Total Noninterest Income	706.2	679.4	4

Interest Income (Taxable Equivalent)	334.1	343.1	(3)
Interest Expense	90.1	94.9	(5)

Net Interest Income (Taxable Equivalent)	244.0	248.2	(2)

Total Revenue (Taxable Equivalent)	950.2	927.6	2

Noninterest Expenses
Compensation	269.7	283.6	(5)
Employee Benefits	55.0	59.6	(8)
Outside Services	118.0	108.7	9
Equipment and Software Expense	72.6	65.6	11
Occupancy Expense	43.3	45.3	(4)
Visa Indemnification Charges	—	(17.8)	N/M
Other Operating Expenses	62.7	54.2	16

Total Noninterest Expenses	621.3	599.2	4

Provision for Credit Losses	40.0	60.0	(33)
Taxable Equivalent Adjustment	9.8	9.9	(1)

Income before Income Taxes	279.1	258.5	8
Provision for Income Taxes	78.8	70.6	12

NET INCOME	$200.3	$187.9	7%

Per Common Share
Net Income
Basic	$0.82	$0.77	6%
Diluted	0.82	0.77	6

Average Common Equity	$6,354.4	$6,262.2	1%
Return on Average Common Equity	12.51%	11.91%
Return on Average Assets	1.06%	1.05%

Common Dividend Declared per Share	$0.28	$0.28	—%

Average Common Shares Outstanding (000s)
Basic	241,554	241,416
Diluted	242,023	242,631
Common Shares Outstanding (EOP)	241,680	241,505

NORTHERN TRUST CORPORATION	Page 3

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2009	2008	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$2,083.8	$2,134.9	(2	) %
Foreign Exchange Trading Income	445.7	616.2	(28)
Treasury Management Fees	81.8	72.8	12
Security Commissions & Trading Income	62.4	77.0	(19)
Gain on Visa Share Redemption	—	167.9	N/M
Other Operating Income	136.8	186.9	(27)
Investment Security Gains (Losses), net	(23.4)	(56.3)	58

Total Noninterest Income	2,787.1	3,199.4	(13)

Interest Income (Taxable Equivalent)	1,446.2	2,528.3	(43)
Interest Expense	406.2	1,399.4	(71)

Net Interest Income (Taxable Equivalent)	1,040.0	1,128.9	(8)

Total Revenue (Taxable Equivalent)	3,827.1	4,328.3	(12)

Noninterest Expenses
Compensation	1,099.7	1,133.1	(3)
Employee Benefits	242.1	223.4	8
Outside Services	424.5	413.8	3
Equipment and Software Expense	261.1	241.2	8
Occupancy Expense	170.8	166.1	3
Visa Indemnification Charges	(17.8)	(76.1)	77
Other Operating Expenses	136.3	786.3	(83)

Total Noninterest Expenses	2,316.7	2,887.8	(20)

Provision for Credit Losses	215.0	115.0	87
Taxable Equivalent Adjustment	40.2	49.8	(19)

Income before Income Taxes	1,255.2	1,275.7	(2)
Provision for Income Taxes	391.0	480.9	(19)

NET INCOME	$864.2	$794.8	9%

Net Income Applicable to Common Stock	$753.1	$782.8	(4	) %

Per Common Share (**)
Net Income
Basic	$3.18	$3.51	(9	) %
Diluted	3.16	3.47	(9)

Average Common Equity	$5,915.8	$4,899.7	21%
Return on Average Common Equity	12.73%	15.98%
Return on Average Assets	1.16%	1.09%

Common Dividends Declared per Share	$1.12	$1.12	—
Preferred Dividends and Related Adjustments	$111.1	$12.0	826%

Average Common Shares Outstanding (000s)
Basic	235,512	221,446
Diluted	236,416	224,053
Common Shares Outstanding (EOP)	241,680	223,263

(**)	Current and prior period per common share amounts reflect Northern Trust’s adoption on January 1, 2009 of the Financial Accounting Standards Board FSP EITF 03-06-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. The adoption reduced the prior period’s calculated basic per common share amount by $0.02.

NORTHERN TRUST CORPORATION	Page 4

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31
	2009	2008	% Change (*)
Assets
Money Market Assets	$28,128.2	$26,293.8	7%
Securities
U.S. Government	74.0	19.9	273
Government Sponsored Agency and Other	17,780.5	14,725.8	21
Municipal	769.0	822.8	(7)
Trading Account	9.9	2.3	337

Total Securities	18,633.4	15,570.8	20
Loans and Leases	27,805.7	30,755.4	(10)

Total Earning Assets	74,567.3	72,620.0	3
Reserve for Credit Losses Assigned to Loans & Leases	(309.2)	(229.1)	35
Cash and Due from Banks	2,491.8	2,648.2	(6)
Client Security Settlement Receivables	794.8	709.3	12
Buildings and Equipment, net	543.5	506.6	7
Other Nonearning Assets	4,053.3	5,798.6	(30)

Total Assets	$82,141.5	$82,053.6	N/M %

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$17,520.7	$11,686.0	50%
Other Time	1,524.5	801.6	90
Non-U.S. Offices - Interest-Bearing	27,752.8	35,239.5	(21)

Total Interest-Bearing Deposits	46,798.0	47,727.1	(2)
Short-Term Borrowings	9,765.6	4,049.3	141
Senior Notes and Long-Term Debt	4,666.4	4,622.7	1

Total Interest-Related Funds	61,230.0	56,399.1	9
Demand & Other Noninterest-Bearing Deposits	11,483.3	14,679.3	(22)
Other Liabilities	3,116.1	4,585.8	(33)

Total Liabilities	75,829.4	75,664.2	N/M
Total Equity	6,312.1	6,389.4	(1)

Total Liabilities and Stockholders' Equity	$82,141.5	$82,053.6	N/M %

NORTHERN TRUST CORPORATION	Page 5

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	DECEMBER 31	SEPTEMBER 30
	2009	2009	% Change (*)
Assets
Money Market Assets	$28,128.2	$24,134.3	17%
Securities
U.S. Government	74.0	73.7	N/M
Government Sponsored Agency and Other	17,780.5	16,569.3	7
Municipal	769.0	803.9	(4)
Trading Account	9.9	10.0	(1)

Total Securities	18,633.4	17,456.9	7
Loans and Leases	27,805.7	28,122.9	(1)

Total Earning Assets	74,567.3	69,714.1	7
Reserve for Credit Losses Assigned to Loans & Leases	(309.2)	(307.8)	N/M
Cash and Due from Banks	2,491.8	2,885.9	(14)
Client Security Settlement Receivables	794.8	787.1	1
Buildings and Equipment, net	543.5	542.7	N/M
Other Nonearning Assets	4,053.3	4,279.5	(5)

Total Assets	$82,141.5	$77,901.5	5%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$17,520.7	$15,655.9	12%
Other Time	1,524.5	1,256.8	21
Non-U.S. Offices - Interest-Bearing	27,752.8	28,272.1	(2)

Total Interest-Bearing Deposits	46,798.0	45,184.8	4
Short-Term Borrowings	9,765.6	8,335.0	17
Senior Notes and Long-Term Debt	4,666.4	4,741.3	(2)

Total Interest-Related Funds	61,230.0	58,261.1	5
Demand & Other Noninterest-Bearing Deposits	11,483.3	10,139.3	13
Other Liabilities	3,116.1	3,277.8	(5)

Total Liabilities	75,829.4	71,678.2	6
Total Equity	6,312.1	6,223.3	1

Total Liabilities and Stockholders' Equity	$82,141.5	$77,901.5	5%

NORTHERN TRUST CORPORATION	Page 6

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FOURTH QUARTER
	2009	2008	% Change (*)
Assets
Money Market Assets	$22,192.6	$24,887.3	(11	) %
Securities
U.S. Government	71.3	19.9	259
Government Sponsored Agency and Other	16,649.0	13,402.4	24
Municipal	786.7	825.7	(5)
Trading Account	10.7	9.9	8

Total Securities	17,517.7	14,257.9	23
Loans and Leases	27,830.6	30,227.8	(8)

Total Earning Assets	67,540.9	69,373.0	(3)
Reserve for Credit Losses Assigned to Loans & Leases	(301.1)	(192.8)	56
Nonearning Assets	7,717.6	10,174.8	(24)

Total Assets	$74,957.4	$79,355.0	(6	) %

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$14,838.4	$10,481.9	42%
Other Time	1,316.8	770.3	71
Non-U.S. Offices - Interest-Bearing	26,515.4	35,173.0	(25)

Total Interest-Bearing Deposits	42,670.6	46,425.2	(8)
Short-Term Borrowings	8,577.6	6,659.4	29
Senior Notes and Long-Term Debt	4,697.1	4,578.9	3

Total Interest-Related Funds	55,945.3	57,663.5	(3)
Demand & Other Noninterest-Bearing Deposits	10,025.6	9,737.1	3
Other Liabilities	2,632.1	6,109.1	(57)

Total Liabilities	68,603.0	73,509.7	(7)
Total Equity	6,354.4	5,845.3	9

Total Liabilities and Stockholders' Equity	$74,957.4	$79,355.0	(6	) %

NORTHERN TRUST CORPORATION	Page 7

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2009				2008
($ In Millions Except Per Share Data)	Quarters				Quarter

	Fourth	Third	Second	First	Fourth

Net Income Summary
Trust, Investment and Other Servicing Fees	$548.6	$523.1	$601.4	$410.7	$488.1
Other Noninterest Income	157.6	156.3	183.6	205.8	313.3
Net Interest Income (Taxable Equivalent)	244.0	248.2	260.1	287.7	348.3

Total Revenue (Taxable Equivalent)	950.2	927.6	1,045.1	904.2	1,149.7
Provision for Credit Losses	40.0	60.0	60.0	55.0	60.0
Noninterest Expenses	621.3	599.2	502.7	593.5	555.2

Pretax Income (Taxable Equivalent)	288.9	268.4	482.4	255.7	534.5
Taxable Equivalent Adjustment	9.8	9.9	9.9	10.6	12.2
Provision for Income Taxes	78.8	70.6	158.3	83.3	180.0

Net Income	$200.3	$187.9	$314.2	$161.8	$342.3

Net Income Applicable to Common Stock	$200.3	$187.9	$226.1	$138.8	$330.3

Per Common Share
Net Income - Basic	$0.82	$0.77	$0.95	$0.62	$1.47
- Diluted	0.82	0.77	0.95	0.61	1.47
Dividend Declared	0.28	0.28	0.28	0.28	0.28
Book Value (EOP)	26.12	25.77	25.39	22.44	21.89
Market Value (EOP)	52.40	58.16	53.68	59.82	52.14

Ratios
Return on Average Common Equity	12.51%	11.91%	15.48%	10.88%	26.15%
Return on Average Assets	1.06	1.05	1.71	0.85	1.72
Net Interest Margin	1.43	1.54	1.59	1.68	2.00

Risk-based Capital Ratios
Tier 1	13.6%	13.3%	12.6%	13.0%	13.1%
Total (Tier 1 + Tier 2)	16.0	15.7	15.0	15.2	15.4
Leverage	8.8	9.0	8.6	8.9	8.5
Tier 1 Common Equity (non-GAAP)	13.0	12.7	12.1	9.6	9.6

Assets Under Custody ($ in Billions) - EOP
Corporate	$3,325.9	$3,233.0	$2,908.3	$2,559.3	$2,719.2
Personal	331.1	321.9	300.2	281.7	288.3

Total Assets Under Custody	$3,657.0	$3,554.9	$3,208.5	$2,841.0	$3,007.5

Managed Assets	$627.2	$610.5	$558.9	$522.3	$558.8

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$278.5	$292.3	$227.9	$167.8	$96.7
Other Real Estate Owned (OREO)	29.6	9.2	5.9	4.3	3.5

Total Nonperforming Assets	$308.1	$301.5	$233.8	$172.1	$100.2

Nonperforming Assets / Loans & OREO	1.11%	1.07%	0.81%	0.57%	0.33%

Gross Charge-offs	$35.0	$46.9	$45.0	$5.4	$16.6
Less: Gross Recoveries	2.7	0.8	0.3	2.7	0.8

Net Charge-offs (Recoveries)	$32.3	$46.1	$44.7	$2.7	$15.8

Net Charge-offs (Annualized) to Average Loans	0.46%	0.65%	0.62%	0.04%	0.21%
Reserve for Credit Losses Assigned to Loans	$309.2	$307.8	$297.3	$286.2	$229.1
Reserve to Nonaccrual Loans	111%	105%	130%	171%	237%
Reserve for Other Credit-Related Exposures	$31.4	$25.2	$21.8	$17.1	$22.0